Exhibit 10(b)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the Merrill Lynch Fundamental Growth Principal Protected Fund of our report dated January 15, 2003, relating to the financial statements of Bank of America Corporation, which appears in Bank of America Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina December 22, 2003